UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2005

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Item 1.01 Entry into a Material Definitive Agreement

        On August 1, 2005, Bioanalytical Systems, Inc. (the "Company") entered into an Employment Agreement with Edward M. Chait, Ph.D., whereby Dr. Chait and the Company have agreed to the terms of Dr. Chait's employment with the Company as Executive Vice President, Chief Scientific Officer of the Company. Pursuant to the Employment Agreement, the Company has agreed to pay Dr. Chait a base salary of $12,500 per month and to grant Dr. Chait incentive options to purchase 25,000 common shares under its 1997 Employee Incentive Stock Option Plan and non-qualified options to purchase an additional 25,000 of its common shares outside the Option Plan, all at the per-share market price at the close of business on the last trading day prior to the date Dr. Chait commences employment with the Company. The option grants are contingent upon Dr. Chait commencing employment with the Company. A copy of the Employment Agreement is attached hereto as Exhibit 10.01 and is incorporated herein by reference. The above disclosure represents only a summary of the Employment Agreement and readers are encouraged to review the full text of the Employment Agreement.

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As discussed in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 5.02, as of August 1, 2005, the Company has hired Dr. Chait, 62, as Executive Vice President, Chief Scientific Officer. A press release filed by the Company announcing Dr. Chait's appointment is attached hereto as Exhibit 99.01 and is incorporated herein by reference.

From August 2003 to present, Dr. Chait served as the Chief Executive Officer of Spectral Genomics, Inc., a developer of products and services related to molecular genetics and diagnostics enabling the identification of the causal factors of disease at the genetic level located in Houston, Texas. From 2001 to 2003, Dr. Chait served as the Chief Executive Officer of PharmaCore, Inc., a small molecule drug discovery company providing molecular building blocks, custom organic synthesis and GMP services to biotechnology and pharmaceutical companies located in High Point, North Carolina. From 1991 to 2001, Dr Chait was Senior Vice President in charge of Business Development for Intergen Company, a manufacturer of cell culture, diagnostic and research products. Since 2002, Dr. Chait has also served as an advisor to the Purdue Cancer Center, a National Cancer Center designated basic-research cancer center. From 1968 to 1991, Dr. Chait held positions of increasing responsibility in marketing and business development at DuPont in instrument and life science products.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.

(c)        Exhibits. The exhibit index included at the end of this filing is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: August 4, 2005	By /s/ Michael R. Cox Michael R. Cox Vice President, Finance and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.01	Employment Agreement between Bioanalytical Systems, Inc. and Edward M. Chait, Ph.D., dated August 1, 2005

99.1	Press Release announcing appointment of Edward M. Chait as Executive Vice President, Chief Scientific Officer